Exhibit 11

                           BINGHAM, DANA & GOULD LLP
                               150 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1726

                                 June 18, 1997

Citizens Investment Trust
One Harbour Place
Portsmouth, NH  03801

Ladies and Gentlemen:

        We have acted as counsel to Citizens Investment Trust, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about June 18, 1997 (the "Registration Statement") with respect to the transfer of all of the assets and liabilities of the series of the Trust designated as the Muir California Tax-Free Income Portfolio (the "Portfolio") to the series of the Trust designated as the Citizens Income Portfolio (the "Income Portfolio"), and the receipt of shares of the Income Portfolio ("Shares") by the holders of shares of the Portfolio.

        In connection with the furnishing of this opinion, we have examined the following documents:

             (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

             (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration of Trust");

             (c) a Certificate executed by the President of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust, By-Laws and certain resolutions adopted by the Trustees of the Trust;

             (d) a draft of the Registration Statement; and

             (e) a copy of the Plan of Reorganization, dated as of May 5, 1997 (the "Plan").

        In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (d) above.

        This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

        This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transaction referred to herein.

        As to the opinion set forth in paragraph 1 below relating to the existence of the Trust, our opinion relies entirely upon and is limited by the certificate of the Secretary of State of the Commonwealth of Massachusetts described in paragraph (a) above.

        We understand that all of the foregoing assumptions and limitations are acceptable to you.

        Based upon and subject to the foregoing, please be advised that it is our opinion that:

        1. The Trust is validly existing under the Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

        2. The Shares to be delivered to the Portfolio pursuant to the Plan are duly authorized and will be, when issued and sold in accordance with the Declaration of Trust and By-Laws of the Trust in exchange for the consideration described in the Plan, validly issued, fully paid and non-assessable, except that, as set forth in the Trust's Statement of Additional Information which is incorporated by reference in the Registration Statement, shareholders of the Trust may, under certain circumstances, be held personally liable for its obligations.

        We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement, to the use of our name, and to the references to our Firm in the Registration Statement. This consent, however, does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under such
Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    Bingham, Dana & Gould LLP

                                                    BINGHAM, DANA & GOULD LLP